EXHIBIT 10.2

Amendment Number Two
to the
Regions Financial Corporation Supplemental 401(k) Plan
Restated as of January 1, 2014

WHEREAS, Regions Financial Corporation (the “Corporation”) is the sponsor of the Regions Financial Corporation Supplemental 401(k) Plan (the “Plan”); and

WHEREAS, Section 8.2 of the Plan provides that the Corporation may amend the Plan from time to time; and

WHEREAS, effective May 31, 2017, the Corporation amended its Post 2006 Supplemental Executive Retirement Plan (the “SERP”) to freeze the Accrued Benefit (as defined in the SERP) of the Corporation’s Chairman, President and Chief Executive Officer and to convert the value of such Accrued Benefit as of such date to a lump sum, in accordance with the applicable terms of the SERP, and to credit such lump sum amount to an account under the Plan; and

WHEREAS, the Corporation desires to amend the Plan in order to permit the crediting of such frozen Accrued Benefit under the Plan;

NOW, THEREFORE, the Corporation hereby amends the Plan, effective as of May 31, 2017, as follows:

1.	Subsection (f) of Section 2.1 of the Plan is amended in its entirety to read as follows:

(f) Supplemental Executive Retirement Plan Account means the portion of the Participant’s Account attributable to the Participant’s benefit transferred from the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan on or after January 1, 2014, including any gains or losses credited on such amount in accordance with Section 5.2.
2.    Section 7.2 (“Claims Procedure”) of the Plan is amended by adding to the end thereof the following new subsection (d):

(d) Timing and Venue. Any claim that could be brought under this Section 7.2 must be submitted as a claim hereunder and must be submitted within two years of (1) the date on which the payment of benefits under the Plan was made, or (2) the date on which the action complained or grieved of occurred. No action at law or equity may be brought without submission of a claim in accordance with the provisions of this Section 7.2, including the provision for Appeal. No action at law or equity to recover benefits under the Plan or otherwise subject to this Section 7.2 shall be commenced later than one year from the date a decision on Appeal is furnished to the claimant. Any such action at law or equity must be filed in the United States District Court for the Northern District of Alabama.
3.     All other terms, provisions, and conditions of the Plan not herein amended shall remain in full force and effect.

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